                               U.S. $400,000,000

                      VIRGINIA ELECTRIC AND POWER COMPANY

                               Medium-Term Notes
                                   Series G


                            DISTRIBUTION AGREEMENT
                            ----------------------

                                _________, 1999

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
  & Smith Incorporated
Merrill Lynch World Headquarters
World Financial Center
North Tower, 10th Floor
New York, New York 10281-1310

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Lehman Brothers Inc.
Three World Financial Center
200 Vesey Street
New York, NY 10285

     The undersigned, Virginia Electric and Power Company (the "Company"), hereby confirms its agreement with each of you with respect to the issuance and sale by the Company of the below-described Notes.

     Subject to the terms and conditions stated herein, the Company (i) hereby appoints each of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill"), Goldman, Sachs & Co. ("Goldman"), Morgan Stanley & Co. Incorporated ("Morgan") and Lehman Brothers Inc. ("Lehman"), as an agent of the Company, for the purpose of soliciting and receiving offers to purchase such Notes from the Company by others, and (ii) hereby agrees that whenever the Company determines to sell such Notes directly to one or more of you as principal for resale to others it will, if requested by any of you to whom such Notes are to be sold, enter into a Terms Agreement relating to such sale in accordance with the provisions of paragraph 3(b) hereof. The Company reserves the right to sell such Notes directly on its own behalf to investors, and to or through any of you or any other person whom the Company may appoint as agent in the future. As used herein, the terms "you", "your" and the like shall refer to each of Merrill, Goldman, Morgan and Lehman, individually, and, as the context requires, to all of such firms collectively.

     1.  Description of Notes.  The Company proposes to issue and sell up to
         --------------------
U.S. $400,000,000* aggregate principal amount of its Medium-Term Notes, Series G due 9 Months or more from the date of issue (the "Notes"). The Notes will have the maturity ranges, interest rates per annum, redemption and repayment provisions and other terms specified from time to time in the Prospectus referred to below. The Notes are to be issued pursuant to an Indenture, dated as of April 1, 1988, as amended and supplemented by the First Supplemental Indenture, dated as of August 1, 1989, and the Second Supplemental Indenture, dated as of May 1, 1999, (such Indenture, as amended and supplemented, hereafter referred to as the "Indenture") between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Trustee"). All capitalized terms not defined herein have the meanings ascribed to them in the Indenture.

     2.  Representations and Warranties of the Company. The Company represents
         ---------------------------------------------
and warrants to you that:

         (a) The Registration Statement on Form S-3 (Reg. No. 333-_______) for the registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), heretofore filed with the Securities and Exchange Commission (the "Commission"), a copy of which as so filed has been delivered to you, has been declared effective. Unless the context otherwise requires, such Registration Statement is hereinafter called the "Registration Statement" and such Prospectus, as the same may be amended or supplemented, is hereinafter called the "Prospectus". Whenever the term "Registration Statement", "prospectus" or "Prospectus" is used herein, it shall be deemed to include all documents or portions thereof incorporated therein by reference (the "Incorporated Documents") pursuant to the requirements of Form S-3 under the Securities Act, including documents filed or to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and incorporated by reference into the Prospectus. The Company will not file any amendment or supplement to the Registration Statement unless you shall have been advised of the proposed amendment or supplement and the same shall not

---------------------------
* Or the equivalent in foreign currencies or composite currencies as specified in a pricing supplement (with U.S. dollars or such specified foreign currencies or composite currencies being referred to herein as the "Specified Currency").

     have been disapproved as to substance by you or as to form by Mays & Valentine, L.L.P., who are acting as counsel for you.

          (b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act and the rules, regulations and releases of the Commission thereunder and the Securities Exchange Act, and the rules, regulations and releases of the Commission thereunder, and neither the Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties in this subparagraph (b) shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by you or on behalf of any of you for use in the Registration Statement or Prospectus; and provided, further, that the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if such statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

          (c) The Indenture qualifies under, and conforms in all material respects to the requirements of, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (d) Deloitte & Touche LLP have examined certain of the financial statements filed with the Commission and incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act and the rules, regulations and releases of the Commission thereunder.

          (e) Except as reflected in, or contemplated by, the Registration Statement, since the respective most recent dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change in the condition of the Company, financial or otherwise. The Company has no material contingent financial obligation which is not disclosed in the Registration Statement and Prospectus.

          (f) The Company has taken all corporate action necessary to be taken by it to authorize the execution by it of this Agreement and the performance by it of all obligations on its part to be performed hereunder; and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, or other agreement or instrument to which the Company is now a party, or the charter of the Company, as amended, or any order, rule, regulation or release applicable to the Company of any federal or state regulatory board or body or administrative agency having jurisdiction over the Company or its property.

          (g) The Notes, upon issuance thereof, will conform in all respects to the terms of the relevant order or orders of the State Corporation Commission of Virginia (the "Virginia Commission"), now or hereafter in effect, with respect to the Notes, and no other filings or regulatory approvals are necessary.

          (h) This Agreement has been duly authorized, executed and delivered by the Company.

          (i) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

          (j) The Notes have been duly authorized by the Company for offer, sale, issuance and delivery pursuant to this Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States; the Notes will be substantially in the form attached as Exhibits 4.3 and
     4.4 to the Registration Statement; and each Holder of Notes will be entitled to the benefits of the Indenture.

     3.  Solicitations as Agent; Purchases as Principal.
         ----------------------------------------------

          (a)  Solicitations as Agent.  On the basis of the representations and
               ----------------------
     warranties herein contained, but subject to the terms and conditions herein set forth, each of you agree, as agent of the Company, to use your best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus.

          The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes in any Specified Currency, for any period of time or permanently. Upon receipt of instructions from the Company, you will, as soon as practicable, but in no event later than one business day after receipt of instruction from the Company, suspend solicitation of offers to purchase the Notes from the Company until such time as the Company has advised you that such solicitation may be resumed.

          The Company agrees to pay you a commission, at the time of settlement of each sale of Notes by the Company as a result of a solicitation made by you, in an amount in U.S. dollars (which, in the case of Notes denominated in currency units or in currencies other than U.S. dollars, shall be based on the Exchange Rate (as defined below)) equal to the following percentage of the aggregate principal amount of such Notes sold:

                                                   Commission
                                                   (percentage of aggregate
                                                   principal amount
     Range of Maturities                           of Notes sold)
     -------------------                           --------------

     More than 9 months to less than 1 year        .125%
     From 1 year to less than 18 months            .150%
     From 18 months to less than 2 years           .200%
     From 2 years to less than 3 years             .250%
     From 3 years to less than 4 years             .350%
     From 4 years to less than 5 years             .450%
     From 5 years to less than 6 years             .500%
     From 6 years to less than 7 years             .550%
     From 7 years to less than 10 years            .600%
     From 10 years to less than 15 years           .625%
     From 15 years to less than 20 years           .700%
     From 20 years to 30 years                     .750%
     More than 30 years                            As agreed


          Unless otherwise agreed to, as agent, you are authorized to solicit orders for the Notes at the principal amount thereof only in denominations of U.S. $1,000 or any amount in excess thereof which is an integral multiple of U.S.

     $1,000* at a purchase price equal to 100% of the principal amount thereof, unless otherwise specified in a supplement to the Prospectus. You shall communicate to the Company, orally or in writing, each offer to purchase Notes received by you as agent, other than those rejected by you. The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. You shall have the right, in your discretion reasonably exercised, to reject any offer received by you to purchase the Notes, in whole or in part, and any such rejection shall not be deemed a breach of your agreement contained herein.

         No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold, by the Company until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

         The "Exchange Rate" on a given date for a Specified Currency other than U.S. dollars means the noon dollar buying rate in New York City on such date for cable transfers for the Specified Currency as certified for customs purposes (or if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

         (b) Purchases as Principal.  Each sale of Notes to you as principal
             ----------------------
     shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, you. Each such separate agreement (which may be oral (subsequently confirmed in writing) or written, and which may be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between you and the Company) is herein referred to as a "Terms Agreement". Your commitment to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by you to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by you pursuant thereto, the price to be paid to the Company for such Notes, and such other terms, conditions and requirements as may be agreed upon between us. Each such agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to paragraph 7 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by you. You may utilize a selling or dealer group in connection with the resale of the Notes purchased by you as principal.

----------------------------
*Or the equivalent of U.S. $1,000 (rounded down to an integral multiple of 1,000 units of the Specified Currency) in the Specified Currency or such larger amount in integral multiples of 1,000 units of the Specified Currency.

     4.      Procedures.  Procedural details relating to the issuance and
             ----------
delivery of Notes, the solicitation of offers to purchase by others, and purchase by you as principal of, Notes, and the payment in each case therefor, are set forth in the Medium-Term Note Administrative Procedures and the Multi-Currency Procedures Supplement attached hereto as Exhibit B and are hereby incorporated herein by reference (the "Procedures"). Each of you and the Company agree to perform the respective duties and obligations specifically provided to be performed by each in the Procedures, as they may be amended from time to time. The Procedures may only be amended by written agreement of the Company and you.

     5.   Time and Place of Closing.  The documents required to be delivered on
          -------------------------
the "Closing Date" pursuant to paragraph 7 hereof shall be delivered at the offices of McGuire, Woods, Battle & Boothe LLP, 901 E. Cary Street, Richmond, Virginia, at 10:00 a.m., Richmond, Virginia time, on May __, 1999, or at such other time as you and the Company may agree upon in writing, the time and date of such delivery being herein called the "Closing Date".

     6.   Covenants of the Company.  The Company agrees that:
          ------------------------

          (a) The Company, at or prior to the Closing Date, will deliver to you conformed copies of the Registration Statement as originally filed and of all amendments or supplements thereto, including any post-effective amendment (in each case including all exhibits filed therewith and including copies of each consent and certificate included therein or filed as an exhibit thereto, except exhibits incorporated by reference unless specifically requested). As soon as the Company is advised thereof, it will advise you orally of the issuance of any stop order under the Securities Act with respect to the Registration Statement, or the institution of any proceedings therefor of which the Company shall have received notice, and will use its best efforts to prevent the issuance of any such stop order and to secure the prompt removal thereof, if issued. The Company will deliver to you as many copies of the Registration Statement and Prospectus and of all amendments thereto (in each case without exhibits) as you may reasonably request for the purposes contemplated by the Securities Act or the Securities Exchange Act.

          (b) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement and Prospectus,
     (ii) the preparation, issuance and delivery of the Notes and (iii) the reproduction and delivery to you in accordance with this Agreement of copies of this Agreement, the Registration Statement and Prospectus (each as originally filed and as subsequently amended or supplemented). The Company also will pay all taxes, if any, on the issuance of the Notes. In addition, the Company will pay the reasonable fees and disbursements of your counsel, Mays & Valentine, L.L.P., including fees and disbursements incurred in connection with qualifying the Notes under state securities or blue-sky laws or investment laws (if and to the extent such qualification is required by you or the Company), your reasonable out-of-pocket expenses in connection with the transactions contemplated hereby and your advertising expenses, which have been approved, in writing in advance, by the Company.

          (c) The Company will furnish you with copies of each further amendment and supplement to the Prospectus in such quantities as you may from time to time reasonably request. If at any time when the delivery of a prospectus shall be required by law in connection with the sale of any Note, any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur, which in the opinion of the Company or of your counsel should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered, or if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Securities Exchange Act or the Trust Indenture Act, the Company forthwith will (i) notify you to suspend solicitation of purchases of Notes and (ii) at its expense, prepare and furnish to you a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus which will supplement or amend the Prospectus so that, as supplemented or amended, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered, not misleading or which will effect any other necessary compliance. During the period specified in the preceding sentence, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required to be filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to you and Mays & Valentine, L.L.P. Notwithstanding any other provision of this paragraph 6(c), until the distribution of any Notes you may own as principal has been completed, if any event described above in this paragraph 6(c) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you; will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request; and will furnish to you pursuant to paragraph 7(c) and (d) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

          (d) The Company will make available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least 12 months beginning within three months after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of
     Section 11(a) of the Securities Act.

          (e) During any period when delivery of a prospectus shall be required by law in connection with the sale of any Note, and for a period of five years following the termination of such period, the Company will deliver to you, as soon as practicable after the end of each fiscal year, a balance sheet of the Company as of the end of such year and statements of income and earnings reinvested in business for such year, all as certified by independent public or certified public accountants, and will deliver to you upon request, as soon as practicable after the end of each quarterly period, statements of income and earnings reinvested in business for the 12-month period ending with the end of such quarterly period.

          (f) The Company will use its best efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Notes.

          (g) The Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Notes for offer and sale under the securities or blue-sky laws of such states as you may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign corporation, or to file a general consent to service of process, or to submit to any requirements that it deems unduly burdensome.

          (h) If required pursuant to the terms of a Terms Agreement, between the dates of any Terms Agreement and the settlement date with respect to such Terms Agreement, the Company will not, without your prior written consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company in a public offering which are substantially similar to the Notes.

          (i) If the Company enters into any amendment to this Agreement, then such amendment shall be entered into by each of you; provided, however, that this Agreement may be terminated in accordance with paragraphs 7 or 12 as to any one of you without being terminated as to the others of you.

          (j) If the Company adds a new agent with respect to the Notes, then such agent shall enter into an agreement substantially similar to this Agreement, as such may be amended from time to time.

     7.  Conditions of Your Obligations.  Your obligations as agent of the
         ------------------------------
Company to initiate solicitations of offers to purchase the Notes and to continue such solicitations, as the case may be, and your obligations to purchase Notes as principal pursuant to any Terms Agreement or otherwise, shall be subject to the continuing solicitations, as the case may be, and your obligations to purchase Notes as principal pursuant to any Terms Agreement or otherwise, shall be subject to the continuing accuracy of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements contained herein on its part to be performed and observed and to the following additional conditions:

         (a) An order or orders of the Virginia Commission permitting the issuance and sale of the Notes substantially in accordance with the terms and conditions hereof shall be in full force and effect and shall contain no provision unacceptable to you or the Company (but all provisions of such order or orders heretofore entered, copies of which have heretofore been delivered to you, are deemed acceptable to you and the Company, and all provisions of such order or orders hereafter entered shall be deemed acceptable to you and the Company unless within 24 hours after receiving a copy of any such order any party to this Agreement shall give notice to the other parties to the effect that such order contains an unacceptable provision).

         (b) You shall receive on the Closing Date the opinion of Mays & Valentine, L.L.P., dated the Closing Date, substantially in the form attached hereto as Exhibit C.

         (c) You shall receive (i) on the Closing Date, (ii) on any date that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to a change in the Specified Currency or in the interest rate offered on the Notes), (iii) each time a document filed under the Securities Act or the Securities Exchange Act is incorporated by reference into the Prospectus (other than Current Reports on Form 8-K filed exclusively to incorporate exhibits, required to be filed as Exhibits 1, 4 and 12 under Item 601 of Regulation S-K of the Securities Exchange Act, in registration statements on Form S-3), and (iv) each time, if so indicated in the applicable Terms Agreement or otherwise, the Company sells Notes to you as principal, the legal opinion of McGuire, Woods, Battle & Boothe LLP or other counsel satisfactory to you in your reasonable judgment, dated the Closing Date, the date of such amendment, supplement, incorporation by reference or settlement date, relating to a sale of Notes pursuant to a Terms Agreement or otherwise, as the case may be, substantially in the form attached hereto as Exhibit D. In lieu of such opinion to be delivered upon such amendment, supplement, incorporation by reference or settlement date relating to a sale of Notes under a Terms Agreement or otherwise, each counsel last furnishing such an opinion to you shall furnish you with a letter to the effect that you may rely upon such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

        (d) You shall receive (i) on the Closing Date, (ii) each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to a change in the Specified Currency or in the interest rate offered on the Notes) and each time a document filed under the Securities Act or the Securities Exchange Act is incorporated by reference in the Prospectus (other than Current Reports on Form 8-K filed exclusively to incorporate exhibits, required to be filed as Exhibits 1, 4 and 12 of Item 601 under Regulation S-K of the Securities Exchange Act, in registration statements on Form S-
     3), in the case of each such amendment, supplement or incorporation by reference to set forth financial information included in or derived from the Company's financial statements, and (iii) each time, if so indicated in the applicable Terms Agreement or otherwise, the Company sells Notes to you as principal, from Deloitte & Touche LLP, or another independent public accounting firm satisfactory to you, a letter addressed to you, dated the Closing Date, the date of such amendment, supplement, incorporation or settlement date relating to a sale pursuant to a Terms Agreement or otherwise, as the case may be: (1) confirming that they are independent public accountants as required by the Securities Act; (2) stating in effect that, in their opinion, the financial statements included in or incorporated by reference in the Registration Statement and the Prospectus and examined by them as stated in their report incorporated by reference in the Registration Statement, comply as to form in all material respects with the applicable accounting requirements adopted pursuant to the Securities Exchange Act; (3) stating, in effect, that on the basis of a reading of the minutes of the meetings of the Board of Directors of the Company and of committees of the Board since the end of the most recent fiscal year with respect to which an audit report has been issued and inquiries of officials of the Company responsible for financial and accounting matters (which procedures did not constitute an audit conducted in accordance with generally accepted auditing standards) nothing came to their attention that caused them to believe that the most recent unaudited financial statements included in or incorporated by reference in the Registration Statement and the Prospectus are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference therein; and (4) stating, in effect, that on the basis of more limited procedures than those set forth in the foregoing clause (3), consisting merely of the reading of the minutes referred to in such clause and inquiries of officials of the Company responsible for financial and accounting matters, nothing came to their attention at a date not more than five business days prior to the date of such letter that caused them to believe that (i) at such date there was any decrease in the common stockholders equity or any increase in long-term debt (including amounts classified as due within one year, but excluding unamortized discount (net of premium)) of the Company or any decrease in net assets as compared with the amounts shown in the most recent audited balance sheet incorporated by reference in the Registration Statement, or (ii) for the period from the date of the most recent unaudited financial statements included in or incorporated by reference in the Registration

     Statement and the Prospectus to a date not more than five business days prior to the date of such letter there were any decreases, as compared with the corresponding period in the preceding year, in the operating revenues, in operating income, or net income except (with respect to (i) or (ii)) in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur; provided, however, that such letters may vary from the requirements specified in clause (4) hereof in such manner as you in your sole discretion may deem to be acceptable. Such letters shall also state that the unaudited dollar amounts, percentages and other financial information (in each case to the extent that such dollar amounts, percentages and other financial information, either directly or by analysis or computation, are derived from the general accounting records of the Company) which appear (i) in the Prospectus under the caption Ratio of Earnings to Fixed Charges, or (ii) in the Company's most recent Annual Report on Form 10-K under the caption "Selected Financial Data" have been compared with the general accounting records of the Company and such dollar amounts, percentages and financial information have been found to be in agreement with the accounting records of the Company and the computations have been found to be arithmetically correct. Each such letter shall relate to the Registration Statement and Prospectus as amended or supplemented to the date of each such letter.

        (e) Since the date of the most recent audited or unaudited financial statements included in or incorporated by reference in the Registration Statement and Prospectus, and up to (in the case of your obligation to solicit offers to purchase Notes) the time of such solicitations or since the date of any agreement by you to purchase Notes as principal and up to (in the case of your obligation to purchase Notes as principal) the settlement date relating to such purchase pursuant to a Terms Agreement or otherwise, there shall not have been any material adverse change in the condition of the Company, financial or otherwise.

        (f) Since the respective most recent dates as of which information is given (i) in the Registration Statement and Prospectus, as amended or supplemented through the date of this Agreement, including by incorporation by reference therein, and up to the Closing Date, the Company shall not have any material contingent liability, except as reflected in or contemplated by the Registration Statement or Prospectus as so amended or supplemented, (ii) in the Registration Statement and Prospectus as amended or supplemented through the date of any agreement by you to purchase Notes as principal, including by incorporation by reference, and prior to each corresponding settlement date, the Company shall not have any material contingent liability, except as reflected in or contemplated by the Registration Statement or Prospectus as so amended or supplemented.

        (g) On the Closing Date or any applicable date referred to in paragraph 7(c) hereof, as the case may be, the representations and warranties of the Company in this Agreement shall be true and correct, and the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement.

         (h) At the Closing Date or any applicable date referred to in paragraph 7(c) hereof, as the case may be, you shall have received a certificate to such effect, signed by the Chairman of the Board, the President or any Vice President of the Company, it being understood that such certificate shall relate to the Registration Statement and Prospectus as amended or supplemented to the date of such certificate.

         (i) All legal proceedings to be taken in connection with the transactions contemplated by this Agreement shall have been satisfactory to Mays & Valentine, L.L.P.

     In case any of the conditions specified above in this paragraph 7 shall not have been fulfilled, this Agreement may be terminated by any of you, as to yourself only, upon mailing or delivering written notice thereof to the Company. Any such termination shall be without liability of the terminating party and the Company to each other, except as otherwise provided in paragraphs 6(b), 9(e) and 10 hereof.

     8.  Additional Covenant of the Company.  The Company agrees that each
         ----------------------------------
acceptance by it of an offer for the purchase of Notes hereunder shall be deemed to be an affirmation to you that the representations and warranties of the Company contained in this Agreement are true and correct as of the date of such acceptance as though made at and as of such time, and a covenant that such representations and warranties will be true and correct as of the date of delivery to the purchaser or the purchaser's agent of the Note or Notes relating to such acceptance and (in the case of your obligation to purchase Notes as principal) as of the settlement date relating to such purchase pursuant to a Terms Agreement or otherwise, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to each such date).

     9.  Indemnification.
         ---------------

         (a) The Company agrees to indemnify and hold harmless you, your officers and directors and each person who controls you within the meaning of Section 15 of the Securities Act, or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act or any other statute or common law and to reimburse you and each of your officers, directors and controlling persons for any legal or other expenses (including, to the extent hereunder provided, reasonable counsel fees) incurred by you or them in connection with investigating any such losses, claims, damages, liabilities, or in connection with defending any actions that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, as originally filed or as amended or supplemented from time to time (if such amendments or supplements thereto shall have been furnished pursuant to paragraph 2(a) hereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the indemnity agreement contained in this paragraph shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by any of you or on behalf of any of you for use in the Registration Statement or any amendment thereto, in the Prospectus or in any supplement thereto.

        (b) Each of you agree to indemnify and hold harmless the Company, its officers and directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act or any other statute or common law and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, as originally filed or as amended or supplemented from time to time (if such amendments or supplements thereto shall have been furnished pursuant to paragraph 2(a) hereof) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Company by you or on your behalf for use in the Registration Statement or the Prospectus or any amendment or supplement to either thereof.

        (c) Each of you and the Company agree that, upon the receipt of notice of the commencement of any action against the Company or any of its officers or directors, or any person controlling the Company, or against you, your officers, directors or any controlling person as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, you or the Company, as the case may be, will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and reasonably satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party (or parties) and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party (or parties), the indemnified party shall have the right to select separate counsel to assert such legal defenses and to participate otherwise in the defense of such action on behalf of such indemnified party. The indemnifying party shall bear the reasonable fees and expenses of counsel retained by the indemnified party if (i) the indemnified party shall have retained such counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, representing the indemnified parties under (a) or (b), as the case may be, of this paragraph 9 who are parties to such action), (ii) the indemnifying party shall elect not to assume the defense of such action,
     (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action, or
     (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

        (d) If the indemnification provided for in this paragraph 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of any of you participating in the transaction at issue, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by you on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if all of you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), none of you shall be required to contribute any amount in excess of the amount by which the total price at which the Notes purchased by or through you were sold exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each of you under this subparagraph
     (d) to contribute are several in proportion to the respective purchases made by or through you to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

          (e) The agreements contained in this paragraph 9 shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of such party, or any person controlling such party, and shall survive each delivery of the Notes.

     10.  Representations, Warranties and Agreements to Survive Delivery.  All
          --------------------------------------------------------------
representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by you or on your behalf or on behalf of any controlling person of you, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

     11.  Status as Agent.  In soliciting offers by others to purchase Notes
          ---------------
from the Company, you are acting solely as agent for the Company, and not as principal. You will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been accepted by the Company, but you shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold you harmless against any loss, claim or damage arising from or as a result of such default by the Company.

     12.  Termination.  This Agreement may be terminated for any reason, at any
          -----------
time by any of you as to the Company or by the Company as to any of you upon the giving by the terminating party of five (5) business days' written notice of such termination to the other parties hereto. Each of you may also terminate any agreement by you to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the settlement date relating thereto if during such period (a) there shall have occurred any material adverse change in the financial markets in the United States or in the financial markets of the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in your judgment, impracticable or inadvisable to market the Notes or enforce contracts for the sale of Notes on the terms and in the manner contemplated in the Prospectus, or (b) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared either by federal or New York authorities or by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes are denominated or payable, or (c) after the acceptance by you of such agreement to purchase Notes as principal and at or prior to the settlement date relating thereto, the Company shall have sustained a substantial loss by fire, flood, accident or other calamity which in your judgment renders it inadvisable to consummate the sale of the Notes and the delivery of the Notes upon the terms set forth in such agreement, regardless of whether or not such loss shall have been insured, or (d) there shall have occurred a downgrading in the rating accorded the Company's unsecured debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

     In the event of any such termination, neither the terminating party nor the terminated party shall have any liability to the other except as provided in the third full paragraph of paragraph 3(a), paragraph 6(b), paragraph 9 and paragraph 10 and except that, if at the time of termination you shall own any of the Notes with the intention of reselling them or an offer for the purchase of Notes shall have been accepted by the Company but the time of delivery to the purchaser or such purchaser's agent of the Note or Notes relating thereto shall not yet have occurred, you shall comply with the Procedures, and the Company shall also have the obligations provided in paragraphs 7(c) through (h) and paragraph 8 hereof until such Notes have been resold or delivered, as the case may be; provided, however, that the Company's obligation to comply with the provisions of paragraphs 7(c) through (h) and paragraph 8 hereof as set forth in the immediately preceding clause of this sentence shall be subject to the following conditions: (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or to the knowledge of the Company threatened by, the Commission on such date, and (ii) at the Closing Date an order or orders of the Virginia Commission permitting the issuance and sale of the Notes substantially in accordance with the terms and conditions hereof shall be in full force and effect and shall contain no provision unacceptable to you or the Company (but all provisions of such order or orders heretofore entered, copies of which have heretofore been delivered to you, are deemed acceptable to you and the Company, and all provisions of such order or orders hereafter entered shall be deemed acceptable to you and the Company unless within 24 hours after receiving a copy of any such order any party to this Agreement shall give notice to the other parties to the effect that such order contains an unacceptable provision).

     13.  Miscellaneous.  The validity and interpretation of this Agreement
          -------------
shall be governed by the laws of the State of New York. This Agreement may be executed in two or more counterparts. This Agreement shall inure to your benefit, the benefit of the Company and, with respect to the provisions of paragraph 9 hereof, each person who controls you and each of your officers and directors and each controlling person and each officer and director of the Company referred to in such paragraph 9, and their respective successors, assigns, executors and administrators. Nothing in this Agreement is intended or shall be construed to give to any person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors" as used in this Agreement shall not include any of the purchasers, as such, of any of the Notes.

     14.  Notices.  Except as otherwise specifically provided herein or in the
          -------
Procedures, all communications hereunder shall be in writing or by telegram and, if to you, shall be sent by telex, facsimile transmission, registered mail or delivered to the address set forth under your signature below and, if to the Company, shall be sent by telex, facsimile transmission, registered mail or delivered to it, attention of Treasurer, Virginia Electric and Power Company, 701 E. Cary Street, Richmond, Virginia 23219-3932 (fax: (804) 771-4066).

     Please sign and return to us eight copies of this letter, whereupon this letter will become a binding agreement between the Company and you in accordance with its terms.

                                          Very truly yours,

                                          VIRGINIA ELECTRIC AND POWER COMPANY


                                          By:

                                    Title:


The foregoing agreement is
hereby confirmed and accepted,
as of the date first above written.



MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
    ----------------------------------
          Authorized Signatory

Address for Notices:

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner &
 Smith Incorporated
World Financial Center, North Tower
10th Floor
New York, New York 10281-1310
Attention:  MTN Product Management
Telephone:  (212) 449-7476
Telecopy:   (212) 449-2234


GOLDMAN, SACHS & CO.

By:
    ----------------------------------
          (Goldman, Sachs & Co.)


Address for Notices:

Goldman, Sachs & Co.
85 Broad Street
27th Floor
New York, New York 10004
Attention:  Medium-Term Note Desk
Telephone:  (212) 902-1482
Telecopy:   (212) 902-0658



MORGAN STANLEY & CO. INCORPORATED

By:
    ----------------------------------
           Authorized Signatory

Address for Notices:

Morgan Stanley & Co. Incorporated
1585 Broadway
2nd Floor
New York, New York 10036
Attention:  Manager--Continuously Offered Products
Telephone:  (212) 761-4000
Telecopy:   (212) 761-0780

With copy to:

Morgan Stanley & Co. Incorporated
1585 Broadway
34th Floor
New York, New York 10036
Attention: Peter Cooper, Investment Banking Information Center
Telephone: (212) 761-8385
Telecopy: (212) 761-0260

LEHMAN BROTHERS INC.

By:
    ----------------------------------
          Authorized Signatory


Address for Notices:

Lehman Brothers Inc.
Three World Financial Center
200 Vesey Street, 9th Floor
New York, NY 10285
Attention: MTN Department
Telephone: (212) 526-2012 or (212) 526-8400
Telecopy:  (212) 528-7035

                                   EXHIBIT A

                      VIRGINIA ELECTRIC AND POWER COMPANY

                          MEDIUM-TERM NOTES, SERIES G

                                TERMS AGREEMENT


                                _________, 1999

Virginia Electric and Power Company
701 E. Cary Street
Richmond, Virginia 23219-3932
Attention:  Treasurer

Re:  Distribution Agreement dated _________, 1999

     The undersigned agrees to purchase the following principal amount of
Securities:

                                                 $_______________

     Interest Rate:
     Stated Maturity:
     Purchase Price: _____% of par
     Specified Currency:
     Original Issue Date:
     Redemption Terms:

     (i)   Initial Redemption Date
     (ii)  Initial Redemption Percentage (% of par)
     (iii) Annual Redemption Percentage Reduction
     (iv)  Limitation Date
     (v)   Refunding Rate

     Repayment Terms:

     (i)   Repayment Date(s)
     (ii)  Repayment Rate(s)

     Settlement Date and Time:

     Requirements, if any, pursuant to paragraph 6(h) of the Distribution
     Agreement:

     [Insert the certificates, opinions and accountants' letters to be required pursuant to paragraph 7 of the Distribution Agreement.]


                                         [Name of Agent Purchasing as Principal]


                                         By:
                                             -----------------------------------
                                         Title:

Accepted:

Virginia Electric and Power Company


By:
    ---------------------------
Title:

                                   EXHIBIT B

                      VIRGINIA ELECTRIC AND POWER COMPANY

                  Medium-Term Note Administrative Procedures


     Medium-Term Notes, Series G due 9 Months or more from the date of issue (the "Notes") in the aggregate principal amount at any time outstanding not to exceed U.S. $400,000,000 or the equivalent thereof in Specified Currencies are offered on a continuing basis by Virginia Electric and Power Company (the "Company") through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., as agents (the "Agents"), who have agreed to use their best efforts to solicit offers to purchase the Notes and who may also purchase Notes, as principals, for resale. Each of the Agents will not be obligated to purchase Notes for its own account but may do so pursuant to the terms and settlement details of a Terms Agreement entered into between the Company and such Agent, as contemplated by the Distribution Agreement. Only those provisions contained in these Administrative Procedures which are applicable to the particular role that the Agent shall perform shall apply.

     The Notes are being sold pursuant to Distribution Agreements, dated _________, 1999 between the Company and each of the Agents (the "Distribution Agreements"). The Company has reserved the right to sell Notes directly on its own behalf. The Notes will be senior, unsecured debt and have been registered with the Securities and Exchange Commission (the "Commission"). The Chase Manhattan Bank (formerly known as Chemical Bank) is the trustee (the "Trustee" or "Chase") under the Indenture, dated as of April 1, 1988, as supplemented by the First Supplemental Indenture, dated as of August 1, 1989, and the Second Supplemental Indenture, dated as of May 1, 1999, between the Company and the Trustee (such Indenture, as amended and supplemented, hereafter referred to as the "Indenture") covering the Notes. The Chase Manhattan Bank shall also act as a paying agent, pursuant to an appointment by the Company, for payment of the principal of (and premium, if any) and interest on the Notes when due.

     In the case of purchases of Notes by any of the Agents, as principal, the relevant terms and settlement details related thereto, including the settlement date referred to in paragraph 3(b) of each Distribution Agreement, will be set forth in a Terms Agreement or otherwise entered into between such Agent and the Company pursuant to the relevant Distribution Agreement.

     The Notes will bear interest at either fixed rates or floating rates. The Notes will either be issued (i) in book-entry form and represented by one or more fully registered Notes (each, a "Global Security") delivered to The Chase Manhattan Bank or its successor (the "Trustee"), as agent for The Depository Trust Company (the

"Depositary"), and recorded in the book-entry system maintained by the Depositary, or (ii) in certificated form delivered to the purchaser thereof or a person designated by such purchaser (each, a "Certificated Note"). Owners of beneficial interests in a Global Security will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

     Administrative responsibilities, document control and record-keeping functions will be handled for the Company by its Treasurer's Department. The Company will advise the Agents in writing of those persons handling administrative responsibilities with whom the Agents are to communicate regarding offers to purchase Notes and the details of their delivery.

     General procedures relating to the issuance and administration of all Notes are set forth in Part I hereof. Additionally, Global Securities and beneficial interests therein will be issued and administered in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued and administered in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.


                            Part I: Administrative
                      Procedures of General Applicability

Date of Issuance;
Authentication:    Each Note will be dated as of the date of its authentication by the Trustee. Each Note will also bear an original issue date (the "Original Issue Date"). Except for the consolidation of two or more Global Securities, the Original
                   Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of such original Note regardless of their dates of authentication.

Maturity;
Redemption:        Each Note will mature on a date selected by the purchaser and agreed to by the Company, which will be at least 9 months from the Original Issue Date. The Notes will be subject to redemption by the Company on and after the Redemption Date, if any, at the respective Redemption Prices. Redemption Dates and the applicable Redemption Prices, if any, will be agreed to by the Company and the purchaser at the time of sale and set forth on the applicable Note and in the applicable
                   Pricing Supplement. If no Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to Stated Maturity. If the applicable

                  Pricing Supplement so provides, the terms of a Note which is subject to redemption prior to Stated Maturity may specify that the Company may not redeem such Note prior to a specified date (the "Limitation Date") as a part of, or in anticipation of, a refunding operation by the application of monies borrowed having an interest cost to the Company of less than a specified rate (the "Refunding Rate"). The Notes will not be subject to amortization or a sinking fund.

Repayment at
Holder's Option:  Except as otherwise specified in the applicable Pricing
                  Supplement and on the Notes, the Company is not required to repay the Notes at the option of the Holder prior to the Stated Maturity. Repayment Dates and the applicable Repayment Prices, if any, will be agreed to by the Company and the purchaser at the time of sale and set forth on the applicable Note and in the applicable Pricing Supplement. If no Repayment Date is indicated with respect to a Note, such Note will not be repayable prior to Stated Maturity.

Price to Public:  Each Note will be issued at 100% of its principal amount, unless otherwise mutually agreed upon by the purchaser and the Company and specified in the applicable pricing supplement.

Denominations:    Unless otherwise determined by the Company, Notes will be
                  issued and payable in U.S. dollars in the denomination of U.S.
                  $1,000 and any larger denomination which is an integral multiple of U.S. $1,000.

Registration:     Notes will be issued only in fully registered certificated or book-entry form.

Base Rates
Applicable to
Floating Rate
Notes: Unless otherwise provided in the applicable Pricing Supplement, Floating Rate Notes (except for certain Original Issue Discount Notes) will bear interest at a rate determined by reference to the CD Rate ("CD Rate Notes"), the Commercial Paper Rate ("Commercial Paper Rate Notes"), LIBOR ("LIBOR Notes"), the Prime Rate ("Prime Rate Notes"), the Federal Funds Rate ("Federal Funds Rate Notes"), the Treasury Rate ("Treasury Rate Notes"), the CMT Rate ("CMT Rate Notes"), or such other interest rate basis or formula as may be set forth in the applicable Pricing Supplement, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Interest Payments:  Unless otherwise provided in an applicable Fixed Rate Note, interest payments on Fixed Rate Notes (except defaulted interest) will be made on each January 1 and July 1 and at Stated Maturity or upon earlier redemption or repayment, as the case may be. Interest payments on Floating Rate Notes will be made as specified in the related Floating Rate Note and Pricing Supplement. Interest payments will be made on the interest payment dates established as set forth above (the "Interest Payment Dates") to the registered owners at the close of business on the immediately preceding record dates, which shall, unless otherwise indicated in the applicable Pricing Supplement, be the dates 15 calendar days (whether or not a Business Day) preceding such Interest Payment Dates, respectively (the "Record Dates"); except that where a Note is issued between a Record Date and the Interest Payment Date relating thereto, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date will be paid on the second Interest Payment Date following the Original Issue Date to the person in whose name such Note was registered on the Record Date immediately preceding such Interest Payment Date. Interest payable at Stated Maturity or upon earlier redemption or repayment, as the case may be, will be paid to the same person to whom principal is payable. Interest will begin to accrue on the Original Issue Date of a Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Each payment of interest shall include interest accrued through the day before the Interest Payment Date, Stated Maturity or earlier redemption or repayment, as the case may be (each Stated Maturity or Redemption or Repayment Date is referred to herein as "Maturity"). If an Interest Payment Date with respect to any Fixed Rate Note falls on a day that is not a Business Day, the payment of interest required to be made on such Interest Payment Date need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue on such payment for the period from and after such Interest Payment Date. If an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be the following day that is a Business Day, except that in the case of a LIBOR Note (or a Note for which LIBOR is an applicable Base Rate), if such day falls in the next succeeding calendar month, such Interest Payment Date will be the preceding day that is a Business Day. If the date of Maturity of a Note is not a Business Day, the payment of principal and interest due on such day shall be made on the next succeeding Business

                    Day and no interest shall accrue on such payment for the period from and after such Maturity. For additional special provisions relating to Floating Rate Notes, see the Prospectus and the applicable Pricing Supplement. "Business Day" or "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City; provided, however, that with respect to Notes the payment of which is to be made in a Specified Currency other than U.S. dollars, such day is also not a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing such Specified Currency (or, in the case of the euro, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Business Day (as defined below). "London Business Day" means any day: (i) if the Specified Currency for a LIBOR Note is other than the euro, on which dealings in such Specified Currency are transacted in the London interbank market or (ii) if the Specified Currency for a LIBOR Note is the euro, on which the TARGET System is open. "Principal Financial Center" will generally be the capital city of the country of the Specified Currency, as the case may be, except that with respect to United States dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, Swiss francs, Australian dollars, Canadian dollars, South African rand and the euro, the Principal Financial Center shall be New York City, Frankfurt, Amsterdam, Milan, London (but only in the case of the Index Currency), Zurich, Melbourne, Toronto, Johannesburg and Frankfurt, respectively.

Computation of
Interest:      In the case of Fixed Rate Notes, interest (including payments for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. (Examples of interest calculations are as follows: 6-15-95 to 12-15-95 equals six months, zero days or 180 days; thus the interest paid equals 180/360 x the annual rate of interest x face value. The period from 6-17-95 to 11-15-
               95 equals four months, 28 days or 148 days; thus the interest paid equals 148/360 x the annual rate of interest x face value.)
               Interest does not accrue on the 31st day of any month.

                      The interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate in either case plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                      Unless otherwise provided in the applicable Pricing Supplement, interest on each Floating Rate Note will be calculated by multiplying its face amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

                      Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes or Prime Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes and CMT Rate Notes.

Acceptance and
Rejection of Offers:  The Company will have the right to accept or reject in whole or in part offers to purchase Notes. Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by it, other than those rejected by it as unreasonable. Each Agent may reject any offer in whole or in part.

Payment: The Company, prior to the first sale of any of the Notes hereunder, shall deliver to each Agent standing wire transfer instructions for funds payable by such Agent to the Company for Notes sold by such Agent hereunder. Such instructions may be changed at any time by the Company.

Settlement:           The receipt of immediately available funds by the Company
                      in payment for a Note and the authentication and issuance of such Note shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled not later than the third Business Day next following such acceptance pursuant to the timetable for settlement set forth in Parts II and III hereof unless the Company and the purchaser agree to settlement on a later date; provided, however, that in the case of a delayed settlement the Company will notify the Trustee at least 24 hours prior to the time of settlement.

                      In the event of a purchase of Notes by an Agent, as principal, appropriate settlement details will be set forth in the applicable

                      Terms Agreement or otherwise to be entered into between the Agent and the Company pursuant to the Distribution Agreements.

Procedure for Rate:   When a decision has been reached to set the interest rates of Notes being sold by the Company, the Company will promptly advise the Agents, who will forthwith suspend solicitation of offers to purchase Notes. At that time, the Agents may recommend and the Company may establish new or revised "posted" rates. Immediately thereafter, the Agents may solicit offers to purchase Notes at the posted rates. Until such time, only "indications of interest" may be recorded. On the afternoon of or on the morning following any sale of Notes, the Company will prepare
                      Pricing Supplements reflecting such posted rates and will arrange to have ten Pricing Supplements filed with, or mailed for filing to, the Commission pursuant to Rule
                      424(b) of the Securities Act of 1933, as amended. In each instance that a Pricing Supplement is prepared, the Agents will affix the Pricing Supplements to the Prospectuses prior to its use. Outdated Pricing Supplements (other than those retained for files) will be destroyed. The Company will provide to the Agent the necessary quantity of Pricing Supplements as provided in the Distribution
                      Agreement.

Preparation
of Pricing
Supplement:  Information to be included in the Pricing Supplement shall include:

             1.   the name of the Company;

             2. the title of the securities, including series designation, if any;

             3. the date of the Pricing Supplement and the dates of the Prospectus and Prospectus Supplement to which the Pricing Supplement relates;

             4.   the name of the Presenting Agent (as defined below);

             5. whether such Notes are being sold to the Presenting Agent as principal or to an investor or other purchaser through the Presenting Agent acting as agent for the Company;

             6. with respect to Notes sold to the Presenting Agent as principal, whether such Notes will be resold by the Presenting Agent to investors and other purchasers (i) at a fixed public offering price of a specified percentage of their principal amount, (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Presenting Agent or (iii) at 100% of their principal amount;

              7. with respect to Notes sold to an investor or other purchaser through the Presenting Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) at a specified percentage of their principal amount;

              8.   the Presenting Agent's commission or underwriting discount;

              9.   Net proceeds to the Company;

              10. the Principal Amount, Original Issue Date, Stated Maturity, Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, and Optional Repayment Date or Dates, if any, Repayment Price or Prices, if any, and, in the case of Fixed Rate Notes, the Interest Rate, the Interest Payment Date or Dates (if other than July 1 and January 1 of each year) and the Record Date or Dates (if other than June 15 and December 15 of each year), and, in the case of Floating Rate Notes, the Base Rate or Rates, the Index Maturity (if applicable), the Initial Interest Rate, the Maximum Interest Rate, if any, the Minimum Interest Rate, if any, the Interest Payment Date or Dates, the Record Date or Dates, the Interest Reset Date or Dates, the Spread and/or Spread Multiplier, if any, and the Calculation Agent; and any other information needed to complete a Floating Rate Note or a Fixed Rate Note;

              11. the information with respect to the terms of the Notes set forth below (whether or not the applicable Note is a Book-Entry Note or a Certificated Note) under "Administrative Procedures Relating to Global Securities - Settlement Procedures", items (A)1, 2, 3 and 10; and

              12. any other provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus or Pricing Supplement.

Pricing Supplement
Instructions:      The Company shall have delivered a completed Pricing
                   Supplement via next day mail or telecopy to arrive no later than 11:00 A.M. on the Business Day following the trade date, to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the Presenting Agent) at the following locations:

                       Merrill Lynch & Co.:

                       Merrill Lynch & Co. - Tritech Services
                       44B Colonial Drive
                       Piscataway, NJ 08854
                       Attn: Prospectus Operations/Nachman Kimerling
                       Telephone:  (732) 885-2786
                       Telecopy:  (732) 885-2774/75/76

                       also, for record keeping purposes, please send a copy to:

                       Merrill Lynch & Co.
                       Merrill, Lynch, Pierce, Fenner &
                         Smith Incorporated
                       Merrill Lynch World Headquarters
                       World Financial Center, North Tower
                       10th Floor
                       New York, NY 10281-1310
                       Attn:  MTN Product Management
                       Telephone:  (212) 449-7476
                       Telecopy:  (212) 449-2234

                       Morgan Stanley & Co. Incorporated:

                       Morgan Stanley & Co. Incorporated
                       1585 Broadway
                       2nd Floor
                       New York, NY 10036
                       Attn:  Medium-Term Note Trading Desk, Carlos Cabrera
                       Telephone:  (212) 761-4000
                       Telecopy:  (212) 761-0780

                       Goldman, Sachs & Co.:

                       Goldman, Sachs & Co.
                       85 Broad Street
                       27th Floor
                       New York, NY 10004
                       Attn:  Medium-Term Note Desk
                       Telephone:  (212) 902-1482
                       Telecopy:  (212) 902-0658

                       Lehman Brothers Inc.

               Three World Financial Center
               200 Vesey Street, 9th Floor
               New York, NY 10285
               Attention: Medium-Term Notes/Bruni Vasquez
               Telephone: (212) 526-6306
               Telecopy: (212) 528-7035


Suspension of
Solicitation;
Amendment or
Supplement:    Subject to its representations, warranties and covenants
               contained in the Distribution Agreements, the Company may instruct the Agents to suspend solicitation of offers to purchase at any time. Upon receipt of such instructions, each Agent forthwith will suspend solicitation until such time as the Company has advised it that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus relating to the Notes
               (other than to change rates), it will promptly advise the Agents and will furnish them and the Trustee with copies of the proposed amendment or supplement, all consistent with its obligations under the Distribution Agreements. In the event that at the time the solicitation of offers to purchase is suspended (other than to change interest rates) there shall be any orders outstanding which have not been settled, the Company will, consistent with its obligations under the Distribution Agreements, promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of
Prospectus:    A copy of the Prospectus as most recently amended or supplemented must be sent by the Agent to a customer or a customer's agent prior to or together with the earlier of delivery of (i) each written confirmation of a sale sent to such customer or agent or
               (ii) each Note delivered to such customer or agent. If notice of a change in the terms of the Note is received by the Agents between the time an order for Notes is placed and the time written confirmation thereof is sent to a customer or a customer's agent, such confirmation shall be accompanied by a Prospectus bearing a supplement setting forth the rates in effect when the order was placed and a supplement setting forth the revised rates.

Authenticity
of
Signatures:    The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the officers, employees or agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

Advertising
Costs: The Company will determine with the Agents the amount of advertising that may be appropriate in connection with the solicitation of offers to purchase the Notes. Advertising expenses approved by the Company in connection with the solicitation of offers to purchase Notes from the Company will be paid by the Company.

Chase Not
to Risk
Funds: Nothing herein will be deemed to require Chase to risk or expend its own funds in connection with any payment to the Company, the Agent, the Depositary or any Holder, it being understood by all parties that payments made by Chase to any party will be made only to the extent that funds are provided to Chase for such purpose.


                           Part II: Administrative
                 Procedures Relating to Global Securities

     In connection with the qualification of Global Securities for eligibility in the book-entry system maintained by the Depositary, Chase will perform the custodial, document control and administrative functions described below, in accordance with the obligations of Chase under a Letter of Representations from the Company and Chase to the Depositary, dated _________, 1999, and a Medium-Term Note Certificate Agreement, dated December 2, 1998, as amended on ______, 1999, between Chase and the Depositary (the "Certificate Agreement"), and Chase's obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS"). It is understood that the ownership interests of purchasers in Global Securities will be credited to the book-entry accounts of one or more participants in the Depositary (each a "Participant") in accordance with the Depositary's customary practices and reflected in the records of such Participants or one or more indirect participants in the Depositary designated by such purchasers in accordance with the arrangements between such purchasers and such Participants and indirect participants.

Issuance:      All Fixed Rate Notes issued in book-entry form having the same
               Original Issue Date, redemption and/or repayment terms, if any,

                Interest Payment Dates, interest rate, Specified Currency, original issue discount provisions, if any, and Stated Maturity (collectively, the "Fixed Rate Terms") will be represented initially by a single Global Security in fully registered form without coupons, and all Floating Rate Notes issued in book-entry form having the same Original Issue Date, Base Rate, which may be the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, the Prime Rate, the Treasury Rate, the CMT Rate or any other interest rate basis or formula set forth by the Company, Initial Interest Rate, Index Maturity, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, redemption and/or repayment terms, if any, and Stated Maturity (collectively, "Floating Rate Terms") will be represented initially by a single Global Security in fully registered form without coupons. Each Global Security will bear an Original Issue Date, which will be (i) with respect to an original Global Security (or any portion thereof), its issue date, and (ii) following a consolidation of Global Securities, the most recent date to which interest has been paid or duly provided for on the predecessor Global Securities, regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate book-entry Notes or (ii) any Certificated Note.

Identification: The Company has arranged with the CUSIP Service Bureau of
                Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of approximately 900 CUSIP numbers which have been reserved for future assignment to Global Securities, and the Company has delivered to Chase and the Depositary an initial written list of such CUSIP numbers. The Company will assign CUSIP numbers to Global Securities as described below under Settlement Procedure B. The Depositary will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Securities. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain assigned to Global Securities, and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to Chase and the Depositary. Ownership interests of purchasers having an aggregate principal amount in excess of U.S. $200,000,000 will be represented by two or more Global Securities which shall all be assigned the same CUSIP number.

Registration:   Each Global Security will be registered in the name of the nominee for the Depositary, Cede & Co. or such other nominee as requested by an authorized representative of the Depositary
                ("Cede & Co."), on the register maintained by Chase under the Indenture.

Transfers:      Transfers of interests in a Global Security will be effected in accordance with arrangements in effect between Participants (and in certain cases, one or more indirect participants in the Depositary) and the beneficial transferors and beneficial transferees of such interests, which will be reflected as appropriate by book entries made by the Depositary.

Exchanges;
Consolidation:  Chase may deliver to the Depositary and the CUSIP Service Bureau at any time a written notice specifying (i) the CUSIP numbers of two or more Global Securities having the same Fixed Rate Terms or Floating Rate Terms (except that Original Issue Dates need not be the same) and for which interest (if any) has been paid to the same date; (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date (if any) for such Global Securities, on which such Global Securities shall be exchanged for a single replacement Global Security; and (iii) a new CUSIP number obtained from the Company to be assigned to such replacement Global Security. A copy of such notice will be attached to such replacement Global Security. Upon receipt of such a notice, the Depositary will send to its Participants (including Chase) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, Chase will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, Chase will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Original Issue Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed U.S. $200,000,000 in aggregate principal amount, one replacement Global Security will be authenticated and issued to represent each U.S. $200,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

Denominations:  All Global Securities will currently be denominated in U.S.
                dollars. Unless otherwise determined by the Company, beneficial interests in such Securities will be issued in denominations of U.S. $1,000 and any larger denomination which is an integral multiple of U.S. $1,000. Global Securities will be denominated in principal amounts not in excess of U.S. $200,000,000. If one or more such beneficial interests having an aggregate principal amount in excess of U.S. $200,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $200,000,000 principal amount of such interest or interests and an additional Global Security will be issued to represent any remaining principal amount of such interest or interests. In such a case, each of the Global Securities representing such interest or interests shall be assigned the same CUSIP number.

Interest:       General. The Depositary will arrange for each pending deposit
                -------
                message described under Settlement Procedure C below to be transmitted to Standard & Poor's Corporation, which will use the message to include certain information regarding the related
                Global Security in the appropriate daily bond report published by Standard & Poor's Corporation.

                Regular Record Date. Unless otherwise specified in the related
                -------------------
                Pricing Supplement, the Record Dates with respect to any Global Security bearing interest at a Fixed Rate will be the December 15 and June 15 next preceding the January 1 and July 1 Interest Payment Dates, whether or not such date shall be a Business Day.

                Unless otherwise specified in the related Pricing Supplement, the Record Date with respect to any Interest Payment Date for any Global Security bearing interest at a Floating Rate shall be the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

Payments of
Principal,
Premium
and Interest:   Payments of Interest Only. Promptly after each Record Date,
                -------------------------
                Chase will deliver to the Company and the Depositary a written notice specifying by CUSIP number the amount of interest, if then known, to be paid on each Global Security on the following
                Interest Payment Date (other than an Interest Payment Date coinciding with Stated Maturity) and the total of such amounts. The Company will confirm with Chase the amount payable on each Global Security on such Interest Payment Date. The Depositary will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. On such Interest Payment Date, the Company will pay to Chase, and Chase in turn will pay to the Depositary, such total amount of interest due (other than at Stated Maturity), at the times and in the manner set forth below under "Manner of Payment".

               Payments at Stated Maturity or upon Redemption or Repayment.  On
               -----------------------------------------------------------
               or about the first Business Day of each month, Chase will deliver to the Company and the Depositary a written list of principal (and premium, if any) and interest to be paid, if then known, on each Global Security maturing either at Stated Maturity or upon earlier redemption or repayment in the following month. Chase, the Company and the Depositary will confirm the amounts of such principal (and premium, if any) and interest payments with respect to each such Global Security on or about the fifth Business Day preceding Stated Maturity or earlier redemption or repayment of such Global Security. At such Stated Maturity or earlier redemption or repayment, the Company will pay to Chase, and Chase in turn will pay to the Depositary, the principal amount of such Global Security, together with interest and premium, if any, due on such Stated Maturity or upon such earlier redemption or repayment, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to the Depositary of the principal (and premium, if any) and interest due at Stated Maturity or upon earlier redemption or repayment of such Global Security, the Trustee will cancel and dispose of such Global Security, make appropriate entries in its records and deliver a certificate of disposition with respect thereto.

               Manner of Payment.  The total amount of any principal (and
               -----------------
               premium, if any) and interest due on Global Securities on any Interest Payment Date or at Stated Maturity or upon earlier redemption or repayment shall be paid by the Company to Chase in funds immediately available for use by Chase as of 9:30 a.m., New York City time, on such date. The Company will make such payment on such Global Securities by instructing Chase to withdraw funds from the account (number 322-012120) maintained by the Company with Chase. The Company will confirm such instructions in writing by facsimile or other acceptable means to Chase. For maturity, redemption and repayment, prior to 10:00 a.m., New York City time, on each Stated Maturity or upon earlier redemption or repayment or as soon as possible thereafter, Chase, following receipt of such funds from the Company, will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by the Depositary) to an account at the Federal Reserve Bank of New York previously specified by the Depositary, in funds available for immediate use by the Depositary, each payment of principal (and premium, if any) and interest due on Global Securities on such date; and for interest payments, Chase will pay the Depositary in same-day funds on the Interest Payment Date in accordance with existing arrangements between Chase and the Depositary. Thereafter on each such date, the Depositary will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the beneficial interests in such Global Securities are recorded in the book-entry system maintained by the Depositary. Once payment has been made to the Depositary, neither the Company nor Chase shall have any responsibility or liability for the payment by the Depositary of the principal of (and premium, if any) or interest on such beneficial interests to such Participants.

               Withholding Taxes.  The amount of any taxes required under
               -----------------
               applicable law to be withheld from any interest payment on a beneficial interest in a Global Security will be determined and withheld by the Participant, indirect participant in the Depositary or other Person responsible for forwarding payments and materials directly to the beneficial owner of such interest, or as applicable law may otherwise require.

Settlement
Procedures:    Settlement Procedures with regard to each beneficial interest in a Global Security purchased by the Agent, as principal, or sold by the Agent, as agent of the Company, will be as follows:

          A. After the acceptance of an offer by the Company with respect to a beneficial interest in a Global Security, the Agent will communicate the following details of the terms of such offer (the Book-Entry Sale Information) to the Company by telephone or other acceptable means:

               1.  Principal amount of the beneficial interest to be purchased;

               2.  (a) Fixed Rate Notes:

                       (i)    Interest Rate,

                       (ii)   Interest Payment Dates,

                   (b) Floating Rate Notes:

                       (i)    Base Rate or Rates,

                       (ii)   Initial Interest Rate,

                       (iii)  Spread and/or Spread Multiplier, if any,

                       (iv)   Interest Reset Date or Dates,

                       (v)    Interest Reset Period,

                       (vi)   Interest Payment Dates,

                       (vii)  Record Dates,

                       (viii) Index Maturity,

                       (ix)   Maximum and Minimum Interest Rates, if any,

                       (x)    Calculation Agent;

               3.  Stated Maturity;

               4.  Specified Currency (presently, only U.S. dollars);

               5. If the Specified Currency is other than U.S. dollars (see 4, above), the applicable Exchange Rate (as hereinafter defined) for such Specified Currency, and the authorized denominations (including the minimum denomination);

               6.  Original Issue Date;

               7.  Commission due to Agent;

               8.  Net proceeds to the Company;

               9.  Settlement date;

               10. (a) If the Note is redeemable by the Company, such of the following as are applicable:

                       (i)   Initial Redemption Date,

                       (ii)  Initial Redemption Percentage (% of par),

                       (iii) Annual Redemption Percentage Reduction,

                       (iv)  Limitation Date, and

                       (v)   Refunding Rate;

                   (b) If the Note is repayable at the option of the Holder:

                       (i)   Repayment Date(s), and

                       (ii)  Repayment Rate(s);

               11. Denomination of Global Securities to be delivered at settlement;

               12. Current interest rate of U.S. Treasury security with comparable maturity;

               13.  Price;

               14.  Whether the Agent is acting as agent or principal; and

               15. Any other information needed to complete the transaction or the applicable form of Note.

          B. The Company will assign a CUSIP number to the Global Security relating to the beneficial interest sold by the Agent, and upon receiving the Book-Entry Sale Information from the Agent, the Company will advise Chase in writing, including facsimile or electronic transmission, of the Book-Entry Sale Information received from the Agent and the CUSIP number.

          C. Chase will communicate to the Depositary, and the Agent, through the Depositary's Participant Terminal System, a pending deposit message specifying the following settlement information:

               1. The applicable Book-Entry Sale Information;

               2. Identification numbers of the Participant accounts maintained by the Depositary on behalf of Chase and the Agent;

               3. Identification of the book-entry note as a Fixed Rate Note or
                  Floating Rate Note;

               4. Initial Interest Payment Date for the Global Security, number of days by which such date succeeds the related Record Date for Depositary purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date), and the amount of interest payable on such Interest Payment Date per $1,000 principal amount of such Security;

               5. CUSIP number of the Global Security; and

               6. Whether the Global Security will represent any other
                  beneficial interests in such Security issued or to be issued (to the extent then known).

          D. The Company will deliver to the Trustee a Global Security representing such interest or interests, and the Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate such Global Security, to register such Global Security in the name of Cede & Co., as nominee of the Depositary, and to effect delivery thereof to the Depositary by Chase's possession of such authenticated Global Security as agent for the Depositary.

          E. Chase will complete and authenticate the Global Security representing such interest or interests, and Chase will register such Global Security in the name of Cede & Co., as nominee of the Depositary, and take delivery thereof as agent for the Depositary.

          F. The Depositary will credit such interest or interests to the Participant account of Chase maintained by the Depositary.

          G. Chase will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such interest or interests to Chase's Participant account and credit such interest or interests to the Participant account of the Agent maintained by the Depositary and (ii) to debit the settlement account of the Agent and credit the settlement account of Chase maintained by the Depositary, in an amount equal to the price of such interest or interests less the Agent's commission (or discount, as the case may be). Any entry of such a deliver order shall be deemed to constitute a representation and warranty by Chase to the

               Depositary that (i) the Global Security representing such interest or interests has been executed and authenticated and
               (ii) Chase is holding such Global Security pursuant to the Certificate Agreement.

          H. The Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit each interest to the Participant account of the Agent and credit each interest to the Participant account of each Participant maintained by the Depositary with respect to each interest and (ii) to debit the settlement account of each Participant and credit the settlement account of the Agent maintained by the Depositary in an amount equal to the price of each interest.

          I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the settlement date.

          J. Chase will wire to the Company, in accordance with the standing instructions of the Company theretofore delivered to Chase, the amount transferred to Chase in accordance with Settlement Procedure G in funds available for immediate use, subject to later confirmation of the receipt of such funds.

          K. The Agent will confirm the purchase of each beneficial interest to the purchaser either by transmitting to the Participant with respect to such interest a confirmation order through the Depositary's Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement
Procedures
Timetable:     For orders of beneficial interests in a Global Security accepted by the Company, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

               Settlement
               Procedure    Time
               ---------    ----

               A            11:00 a.m. on the trade date
               B            12:00 noon on the trade date
               C             2:00 p.m. on the trade date
               D             3:00 p.m. on the Business Day
                      before settlement date
               E      9:00 a.m. on settlement date
               F      10:00 a.m. on settlement date
               G-H    2:00 p.m. on settlement date
               I      4:45 p.m. on settlement date
               J-K    5:00 p.m. on settlement date

               If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such sale date. Settlement Procedure I is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

               If settlement of a beneficial interest in a Global Security is rescheduled or cancelled, the Company will as soon as practicable give Chase notice to such effect. Chase will deliver to the Depositary, through the Depositary's Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled settlement date (provided Chase has received such notice from the Company by noon on the Business Day immediately preceding the settlement date) and in any case as soon as practicable. A copy of such message will be routed through the facilities of the Depositary to the Agent by Chase and to Standard & Poor's Corporation by the Depositary.

Failures:      If Chase fails to enter an SDFS deliver order in timely fashion with respect to any purchase of a beneficial interest in the Global Security pursuant to Settlement Procedure G, Chase may deliver to the Depositary, through the Depositary's Participant
               Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Global Security to the Participant account of Chase, as applicable, maintained at the Depositary. A copy of such message will be routed through the facilities of the Depositary to the Agent. The Depositary will process the withdrawal message, provided that such Participant account contains beneficial interests having the same Fixed Rate
               Terms or Floating Rate Terms, and having an aggregate principal amount that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the beneficial interests represented by a particular Global
               Security, the Trustee will immediately cancel such Global
               Security, make appropriate entries in its records and, unless otherwise instructed by the Company, dispose of the Global Security and deliver a certificate of disposition with respect thereto. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP
               Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to only a portion of the beneficial interests represented by a particular Global Security, the Trustee will exchange such Global
               Security for two Global Securities, one of which shall represent the beneficial interest or interests for which withdrawal messages are processed and shall be cancelled and disposed of immediately after issuance, and the other of which shall represent the other beneficial interest or interests previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security. The Company will reimburse the Agent on an equitable basis for its loss of the use of funds during any period when the funds were credited to the account of the Company in connection with such attempted settlement.

               If the purchase price for any beneficial interest in a Global Security is not timely paid to the Participants with respect to such interest by the purchaser thereof or by a Person, including an indirect participant in the Depositary, acting on behalf of such purchaser (other than the Agent, if any), such Participants and, in turn, the Agent, may enter SDFS deliver orders through the Depositary's Participant Terminal System debiting such interest free to the Agent's Participant account maintained by the Depositary and crediting such interest free to the Participant account of Chase maintained by the Depositary and shall notify Chase and the Company thereof. Thereafter, Chase will (i) promptly confirm that such Note has been credited to its Participant account and (ii) immediately notify the Company, and the Company will immediately transfer by Fedwire immediately available funds to the Agent an amount equal to the price of such interest which was previously transferred from the account of the Agent under Settlement Procedure G. Immediately thereafter, Chase will deliver the withdrawal message and take the related actions described in the preceding paragraph. The debits and credits described in the previous sentence will be made on the settlement date, if possible, and in any event not later than 5:00 p.m. on the following Business Day. The Company will reimburse the Agent on an equitable basis for its loss of the use of funds during any period when the funds were credited to the account of the Company in connection with such attempted settlement.

               Notwithstanding the foregoing, upon any failure to settle with respect to any portion of a Global Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to any beneficial interest in a Global Security that was to have been represented by a Global Security also representing other beneficial interests, Chase will provide, in accordance with Settlement Procedures D and E, for the authentication and issuance of a Global Security representing the remaining principal amount to have been represented by such Global Security and will make appropriate entries in its records.


                      Part III: Administrative Procedures
                     Relating to Notes in Certificated Form

Denominations: The Company may determine, upon agreement with a purchaser of
               Notes, that such Notes will be denominated and payable in a currency or currency unit to be specified in a Pricing Supplement as the Specified Currency. Where the Specified Currency is not U.S. dollars, unless otherwise specified in such supplement, the authorized minimum denominations of such Notes will be the foreign currency or currency unit equivalent, as determined by the noon (New York City time) dollar buying rate for cable transfers for the Specified Currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York (the "Exchange Rate") on the Business Day immediately preceding the date of settlement (as defined below) for such Notes, of U.S. $1,000 (rounded down to an integral multiple of 1,000 units of the Specified Currency). A Note may also be issued in any higher denomination which is an even multiple of U.S. $1,000 or 1,000 units of the Specified Currency, as the case may be.

Payments of
Principal,
Premium
and Interest:  The Trustee will in its capacity as paying agent pay the principal of (and premium, if any) and interest on each Note at Stated Maturity or earlier redemption or repayment, as the case may be, upon presentment of the Note to the Trustee. Such payment will be made in immediately available funds by the Trustee, provided the Trustee has timely received (i) from or on behalf of the Company funds available to the Trustee before such payment and (ii) appropriate wire transfer instructions from the Holder. Notes presented to the Trustee at Stated Maturity or earlier redemption or repayment, as the case may be, for payment will be cancelled by the Trustee; the Trustee will deliver Notes presented to it for payment at Stated Maturity or earlier redemption or repayment, as the case may be, to the Company with an appropriate debit advice. All interest payments (other than interest due at Stated Maturity or earlier redemption or repayment, as the case may be) will be made by the Trustee by wire transfer to an account designated by the Holder or, in the absence of such a designation, by check drawn on the Trustee and mailed by the Trustee to the Person entitled thereto, or, in the case of interest payments to be made in the Specified Currency other than U.S. dollars, by wire transfer to a bank account designated by the Holder of such Note in the country of the Specified Currency (see Multi-Currency Procedures Supplement), as provided in the Indenture and the Note. Following each Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date, each stated in the currency in which payment is to be made for each Note theretofore issued. The Trustee will provide monthly to the Company's Treasurer's Department a list of the principal (and premium, if any) and interest to be paid on Notes maturing in the next succeeding month. The Trustee will assume responsibility for U.S. withholding taxes on interest paid to non-residents of the United States.

Settlement
Procedures:    Settlement Procedures with regard to each Note purchased by an
               Agent, as principal, or through an Agent, as agent, shall be as follows:

          A. The Agent will advise the Company of the following settlement information:

               1. Exact name in which Note is to be registered ("Registered
                  Owner");

               2. Exact address of the Registered Owner and address for payment of principal (premium, if any) and interest;

               3. Taxpayer identification number of the Registered Owner (if applicable);

               4. Principal amount(s) (and denomination(s)) of the Note(s);

               5. (a)  Fixed Rate Notes:

                       (i)    Interest Rate,

                       (ii)   Interest Payment Dates;

                   (b) Floating Rate Notes:

                       (i)    Base Rate or Rates,

                       (ii)   Initial Interest Rate,

                       (iii)  Spread and/or Spread Multiplier, if any,

                       (iv)   Interest Reset Date or Dates,

                       (v)    Interest Reset Period,

                       (vi)   Interest Payment Dates,

                       (vii)  Record Dates,

                       (viii) Index Maturity,

                       (ix)   Maximum and Minimum Interest Rates, if any,

                       (x)    Calculation Agent;

               6.  Stated Maturity;

               7.  Specified Currency of the Notes;

               8. If the Note is to be denominated in a Specified Currency other than U.S. dollars, the applicable Exchange Rate and the denomination of the Note (including the minimum denomination);

               9.  Original Issue Date;

               10. Commission due to Agent;

               11. Net proceeds to the Company;

               12. Settlement date;

               13. Date of delivery of the Note to the Agent if different from the settlement date;

               14. (a) If the Note is redeemable by the Company, such of the following as are applicable:

                       (i)    Initial Redemption Date,

                       (ii)   Initial Redemption Percentage (% of par),

                       (iii)  Annual Redemption Percentage Reduction,

                       (iv)   Limitation Date, and

                       (v)    Refunding Rate;

                   (b) If the Note is repayable by the Company at the option of the Holder:

                       (i)    Repayment Date(s), and

                       (ii)   Repayment Rates(s);

               15. Current interest rate of U.S. Treasury security with
                   comparable maturity;

               16. Wire transfer information, if any (including overseas bank account in the country of the Specified Currency, if any);

               17. Price, including currency;

               18. Whether Agent is acting as agent or principal; and

               19. Any other information needed to complete the Transaction or the applicable form of Note.

          B. The Company will advise the Trustee of the above settlement information received from such Agent. The Company shall promptly confirm such advice in writing to the Trustee.

          C. The Trustee will complete the preprinted multi-ply Note packet containing the following documents in forms approved by the Company, the Agent and the Trustee:

               1. Note with Agent's customer confirmation;

               2. Stub 1 - for the Agent;

               3. Stub 2 - for the Trustee;

               4. Stub 3 - for the Company; and

               5. Stub 4 (if any) - not designated.

          D. The Trustee will authenticate the Note and deliver the Note (with the confirmation) and Stub 1 to the Agent or to a representative designated in writing by the Agent (the "Representative"), and the Agent or its Representative will acknowledge receipt of the Note by stamping the delivery receipt with the date and time received and returning it to the Trustee. Such delivery will be made only against such time stamp. Upon receipt the Agent or its Representative shall verify that the Notes delivered have been correctly completed and shall as promptly as possible notify the Trustee of any discrepancies which shall as promptly as possible be remedied by the delivery to the Agent or its Representative of a corrected Note by the Trustee. Promptly following such delivery, the Agent or its Representative shall wire to the Company, in accordance with the standing instructions of the Company theretofore delivered to the Agent, in funds available for immediate use, an amount equal to the principal amount of the
               Note in the Specified Currency, less the applicable commission in U.S. dollars or discount determined as provided in paragraph 3 of the Distribution Agreement. In the event that the instructions given by the Agent for payment to the account of the Company are revoked and such payment is received by the Company, the Company will as promptly as possible remit such payment to the Agent in an amount of immediately available funds equal to the amount of such payment. The Agent will return to the Trustee any Notes previously delivered in connection with such revoked payment.

          E. The Agent or its Representative will deliver the Note (with confirmation) to the customer against payment in immediately available funds. In all cases, receipt by the customer of the Prospectus must accompany or precede any written offer of the Note, delivery of the Note, and confirmation and payment by the customer for the Note.

               If instructed by its customer to deliver the Note and confirmation to different locations, the Note and the confirmation will each be accompanied or preceded by the Prospectus then in effect.

          F. The Agent or its Representative will obtain the acknowledgement of receipt of the Note by the customer through a time-stamped delivery receipt of the Agent.

          G. The Trustee will retain Stub 2 and will send Stub 3 to the Company's Treasurer by first class mail. Periodically, the Trustee will also send to the Company's Treasurer a statement to the Company setting forth the principal amount of the Notes outstanding as of that date after giving effect to such transaction and all other orders of which the Company has advised the Trustee but which have not yet been settled.

Settlement
Procedures
Timetable:     For offers accepted by the Company, Settlement Procedures "A"
               through "G" set forth above shall be completed on or before the respective times set forth below.

               Settlement
               Procedure      Time
               ---------      ----

               A              3:00 p.m. on Business Day
                                   prior to settlement or delivery
               B              4:00 p.m. on Business Day
                                   prior to settlement or delivery
               C-D            2:15 p.m. on day of settlement
                                   or delivery
               E-F            3:00 p.m. on settlement date
               G              5:00 p.m. on settlement date

Failures:      In the event that a purchaser of a Note shall fail to either accept delivery of or make payment for any Note on the date fixed by the Company for settlement, the Agent or its Representative will forthwith notify the Trustee and the Company's Treasurer by telephone, confirmed in writing, of such failure. If the Note has been delivered to the Agent or its Representative on behalf of the purchaser, the Agent or its Representative will immediately return the Note to the Trustee. If funds have been advanced to the Company for the purchase of the Note, the Company will as promptly as practicable following such notification wire to the account of the Agent an amount of immediately available funds equal to the amount previously advanced by the Agent or its Representative in respect of the Note. Such wire transfer will be made on the day of settlement, if possible, and in any event not later than the Business Day following the day of settlement. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder and under the Distribution Agreement, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Note in respect of which the failure occurred, the Trustee will mark the Note "cancelled", and will make appropriate entries in its records and deliver to the Company an appropriate certificate of disposition.

                     Multi-Currency Procedures Supplement

               The principal of and interest on Notes denominated in a foreign currency or currency unit specified on the Note and in an applicable Pricing Supplement setting forth the terms of each issuance of Notes ("Pricing Supplement") will be payable by the Company in such Specified Currency.

Payments in
Specified
Currency other
than
U.S. Dollars:  If so designated on the Note and in the applicable Pricing
               Supplement, payments of principal and interest on such Note will be made in such Specified Currency by wire transfer to a bank account maintained by the Holder of such Note in the country of the Specified Currency ("overseas account"). Such Holder may elect to receive payments of principal and interest on such Note in U.S. dollars by transmitting a written request for such payment to the Trustee at its Corporate Trust Office in the City of New York on or prior to the Record Date relating to such payment of interest or at least 16 days prior to Stated Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Such Holder may elect to receive payments in U.S. dollars for any or all principal and interest payments and need not file a separate election for each such payment. Such election shall remain in effect until the Note is transferred or until such election is changed by written notice to the Trustee, but written notice of any such change must be received by the Trustee on or prior to such Record Date or at least 16 days prior to Stated Maturity, as the case may be. In the event of such an election, Chase in its capacity as exchange rate agent, or such other person appointed by the Company ("Exchange Rate Agent"), will convert all payments of principal and interest on such Note to U.S. dollars. The U.S. dollar amount to be received by a Holder of such Note electing to receive payments in U.S. dollars will be based on the highest bid quotation in New York City received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes denominated in such Specified Currency electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the Holders of such Notes, pro rata, by deductions from such payments. Payments of principal and interest made in a Specified Currency other than U.S. dollars will be made by wire transfer to a Holder's overseas account as designated by the Holder by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York on or prior to the Record Date relating to such payment of interest or at least 16 days prior to Stated Maturity, as the case may be, or in connection with any transfer after such 16th day. The Trustee will, subject to applicable laws and regulations, and until it receives notice to the contrary or until such Note is transferred, make such payment and all succeeding payments to such Holder by wire transfer to the designated overseas account. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, Assessment or government charge imposed upon payments will be borne by the Holders of such Notes in respect of which payments are made.

               If a Specified Currency is not available for the payment of principal or interest with respect to a Note due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of such Notes by making such payment in U.S. dollars on the basis of the Exchange Rate two days prior to such payment, or if such rate is not then available, as of the most recent date prior thereto on which an Exchange Rate was available. Notwithstanding the foregoing, if a payment cannot be made by wire transfer because the required information has not been received by the Trustee on or before the requisite date, a notice will be mailed to the Holder of a Note at its registered address requesting such information.

                                   EXHIBIT C

                          PROPOSED FORM OF OPINION OF
                            MAYS & VALENTINE, L.L.P.


                      VIRGINIA ELECTRIC AND POWER COMPANY

                 U.S. $400,000,000 Medium-Term Notes, Series G

                                _________, 1999

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Lehman Brothers Inc.
Three World Financial Center
200 Vesey Street
New York, NY 10285

Dear Ladies and Gentlemen:

          We have acted as counsel for you in connection with arrangements for the issuance by Virginia Electric and Power Company (the "Company") of up to U.S. $400,000,000 aggregate principal amount of its Medium-Term Notes, Series G due 9 months or more from the Date of Issue (the "Notes") under and pursuant to an Indenture, dated as of April 1, 1988, as supplemented by the First Supplemental Indenture, dated as of August 1, 1989, and the Second Supplemental Indenture, dated as of May 1, 1999, (the Indenture, as amended and supplemented, hereafter referred to as the "Indenture") between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (the "Trustee"), and the offering of the Notes by you pursuant to a Distribution Agreement dated ________, 1999 by and between you and the Company

(the "Distribution Agreement"). All terms not otherwise defined herein shall have the meanings set forth in the Distribution Agreement.

          We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed necessary as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Distribution Agreement have been satisfactory to us.

          In addition, we attended the closing held today at the offices of McGuire, Woods, Battle & Boothe LLP, 901 E. Cary Street, Richmond, Virginia, at which the Company satisfied the conditions contained in Section 7 of the Distribution Agreement which are required to be satisfied as of the Closing Date.

          Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

          A. The Company is a corporation duly incorporated and existing under the laws of Virginia and is duly qualified as a foreign corporation in West Virginia and North Carolina, and has corporate power to transact its business as described in the Prospectus.

          B. The Distribution Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

          C. The Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company and has been duly qualified under the Trust Indenture Act, except that we express no opinion as to the validity or enforceability of any covenant to pay interest on defaulted interest and except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

          D. The Notes have been duly authorized by the Company and, when executed by the Company and completed and authenticated by the Trustee in accordance with the Indenture and delivered and paid for as provided in the Distribution Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

          E. The Registration Statement with respect to the Notes filed pursuant to the Securities Act (Reg. No. 333-_______), has become effective and remains in effect at this date, and the Prospectus in the form filed as part of the Registration Statement, including all Incorporated Documents constituting a part thereof may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of Notes in the manner therein specified.

          The Registration Statement and the Prospectus (except the financial statements incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

          As to the statements under DESCRIPTION OF THE NOTES, subject to the concluding paragraph of this opinion, we are of the opinion that the statements are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. As to other matters, we have not undertaken to determine independently the accuracy or completeness of the statements contained or incorporated by reference in the Registration Statement or in the Prospectus. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement except as stated above in regard to the above captions. We have, however, participated in conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement and the Prospectus, and we have reviewed all Incorporated Documents and such of the corporate records of the Company as we deemed advisable. None of the foregoing disclosed to us any information which gives us reason to believe that the Registration Statement or the Prospectus contained (except the financial statements incorporated by reference therein, as to which we express no opinion) on the date the Registration Statement became effective or now contains any untrue statement of a material fact or omitted on such date or now omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The foregoing opinion is given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

          F. An appropriate order of the Virginia Commission with respect to the sale of the Notes on the terms and conditions set forth in the Distribution Agreement has been issued, and such order remains in effect at this date and constitutes valid and sufficient authorization for the sale of the Notes as contemplated by the Distribution Agreement. We understand such order does not contain any provision unacceptable to you under the Distribution Agreement. No approval or consent by any public regulatory body, other than such order and notification of effectiveness by the Commission, is legally required in connection with the sale of the Notes as contemplated by the Distribution Agreement (except compliance with the provisions of securities or blue-sky laws of certain states in connection with the sale of the Notes in such states) and the carrying out of the provisions of the Distribution Agreement.

          G. The Notes conform to their description in the Distribution Agreement and to the statements with respect thereto contained in the Registration Statement and the Prospectus.

          To the extent that the foregoing opinions involve matters governed by the laws of North Carolina and West Virginia, we have relied upon the opinion of McGuire, Woods, Battle & Boothe LLP concurrently delivered to you and we believe that you are justified in relying thereon.

                                            Very truly yours.



                                            MAYS & VALENTINE, L.L.P.

                                   EXHIBIT D


                            PROPOSED FORM OF OPINION
                     OF McGUIRE, WOODS, BATTLE & BOOTHE LLP


                      VIRGINIA ELECTRIC AND POWER COMPANY

                 U.S. $400,000,000 Medium-Term Notes, Series G

                                 ________, 1999

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner
 & Smith Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York 10281-1310

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Lehman Brothers Inc.
Three World Financial Center
200 Vesey Street
New York, NY 10285

Virginia Electric and Power Company
Richmond, Virginia 23261

Dear Ladies and Gentlemen:

          The arrangements for issuance of up to U.S. $400,000,000 aggregate principal amount of Medium-Term Notes, Series G due 9 months or more from the date of issue (the "Notes") of Virginia Electric and Power Company (the "Company") under an Indenture, dated as of April 1, 1988, as amended and supplemented by the First Supplemental Indenture, dated as of August 1, 1989, and the Second Supplemental Indenture, dated as of May 1, 1999, (the Indenture, as amended and supplemented, hereafter referred to as the "Indenture") between the Company and The Chase Manhattan

Bank (formerly known as Chemical Bank), as trustee (the "Trustee"), pursuant to a Distribution Agreement dated ________, 1999, by and between you and the Company (the "Distribution Agreement"), have been taken under our supervision as counsel for the Company. Terms not otherwise defined herein have the meanings set forth in the Distribution Agreement.

          We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, indentures, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee, and other documents, as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, the Trustee and other appropriate persons and statements contained in the Registration Statement hereinafter mentioned. All legal proceedings taken as of the date hereof in connection with the transactions contemplated by the Distribution Agreement have been satisfactory to us.

          In regard to the title of the Company to its properties, we have made no independent investigation of original records but our opinion is based (a) with respect to land and rights of way for electric lines of 69,000 volts or more, solely on reports and opinions by counsel in whom we have confidence and
(b) with respect to rights of way for electric lines of less than 69,000 volts and various matters of fact in regard to all other properties, solely on information from officers of the Company.

          On this basis we are of the opinion that:

          1. The Company is a corporation duly organized and existing under the laws of Virginia, is duly qualified as a foreign corporation in West Virginia and North Carolina. Neither the nature of the Company's business nor the properties it owns or holds under lease makes necessary qualification as a foreign corporation in any state where it is not now so qualified (other than where the failure to so qualify could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole), and the Company has corporate power to conduct its business as described in the Prospectus and to issue the Notes.

          2. All requisite corporate and governmental authorizations have been given for the issuance of the Notes under the Indenture.

          3. The Distribution Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company.

          4. The Indenture has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Company and has been duly qualified under the Trust Indenture Act, except that we express no opinion as to the validity or enforceability of any covenant to pay interest on defaulted interest, and except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued under the Indenture that are payable in foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

          5. The Notes have been duly authorized by the Company and, when duly executed by the Company and completed and authenticated by the Trustee in accordance with the Indenture and issued, delivered and paid for in accordance with the Distribution Agreement, will have been duly issued under the Indenture and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any Notes payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

          6. The Registration Statement with respect to the Notes filed pursuant to the Securities Act (Reg. No. 333-______), has become effective and remains in effect at this date, and the Prospectus may lawfully be used for the purposes specified in the Securities Act in connection with the offer for sale and the sale of the Notes in the manner therein specified.

          The statements in regard to our firm made under the caption EXPERTS in the Prospectus relating to the Notes are correct, and we are of the opinion that, so far as governed by the laws of the United States, North Carolina or Virginia, the legal conclusions relating to franchises, title to properties, rates, environmental and other regulatory matters and litigation in the Company's Annual Report on Form 10-K incorporated in the Prospectus by reference and the description of the provisions of the Indenture and the terms of the Notes contained in the Prospectus under DESCRIPTION OF THE NOTES are substantially accurate and fair. As to the statistical statements in the Registration Statement (which includes the Incorporated Documents), we have relied solely on the officers of the Company. As to other matters of fact, we have consulted with officers and other employees of the Company to inform them of the disclosure requirements of the Securities Act and facilitated the assembly of relevant data. We have examined various reports, records, contracts and other documents of the Company and orders and instruments of public officials, which our investigation led us to deem pertinent. In addition, we attended the due diligence meetings with representatives of the Company and the closing at which the Company satisfied the conditions contained in Paragraph 7 of the Distribution Agreement. We have not, however, undertaken to make any independent review of the other records of the Company. We accordingly assume no responsibility for the accuracy or completeness of the statements made in the Registration Statement except as stated above in regard to the aforesaid captions. But such consultation, examination and attendance disclosed to us no information with respect to such other matters that gives us reason to believe that the Registration Statement or the Prospectus contained on the date the Registration Statement became effective or contains now any untrue statement of a material fact or omitted on such date or omits now to state a material fact required to be stated therein or necessary to make the statements therein not misleading. We are of the opinion that the Registration Statement (excepting the financial statements incorporated therein by reference, as to which we express no opinion) complies as to form in all material respects with all legal requirements and is now effective.

          The Registration Statement and the Prospectus (except the financial statements incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder.

          7. The titles and interests of the Company in and to its properties are reasonably adequate to enable the Company to carry on its business and the Company holds such franchises, permits and licenses as are reasonably adequate to enable the Company to carry on its business, and, as to any franchises, permits and licenses that the Company does not hold, the absence thereof will not materially adversely affect the operations, business and properties of the Company as a whole.

          8. Except as set forth in the Registration Statement, there are no pending legal, administrative or judicial proceedings with respect to the Company that are required to be described in Form S-3.

          The opinions in paragraphs 6 and 8 hereof are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement or Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or Prospectus.

                                        Yours very truly,



                                 McGUIRE, WOODS, BATTLE & BOOTHE LLP